Exhibit 7

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby acknowledges and agrees, pursuant to the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

Dated: August 12, 2020

FLEXPOINT GREAT AJAX HOLDINGS, LLC

By:	Flexpoint Fund II, L.P.
Its:	Sole Member

By:	Flexpoint Management II, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT FUND II, L.P.

By:	Flexpoint Management II, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT MANAGEMENT II, L.P.

By:	Flexpoint Ultimate Management II, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT ULTIMATE MANAGEMENT II, LLC

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT SPECIAL ASSETS FUND, L.P.

By:	Flexpoint Special Assets Management, L.P.
Its:	General Partner

By:	Flexpoint Ultimate Special Assets Management, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT SPECIAL ASSETS MANAGEMENT, L.P.

By:	Flexpoint Ultimate Special Assets Management, LLC
Its:	General Partner

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

FLEXPOINT ULTIMATE SPECIAL ASSETS MANAGEMENT, LLC

By:	/s/ Donald J. Edwards
Name:	Donald J. Edwards
Its:	Manager

/s/ Donald J. Edwards
Donald J. Edwards